                                                             Exhibit 99.23(i)(1)

                      [MORRISON & FOERSTER LLP LETTERHEAD]


                                February 15, 2002

Nations Separate Account Trust
111 Center Street
Little Rock, Arkansas 72201

     Re:  Shares of Beneficial Interest of Nations Separate Account Trust
          ---------------------------------------------------------------

Ladies and Gentlemen:

     We refer to Post-Effective Amendment No. 9 to the Registration Statement on Form N-1A (SEC File Nos. 333-40265; 811-08481) (the "Registration Statement") of Nations Separate Account Trust (the "Trust") relating to the registration of an indefinite number of Shares of Beneficial Interest of the Trust's portfolios (collectively, the "Shares").

     We have been requested by the Trust to furnish this opinion as Exhibit 99.23(i)(1) to the Registration Statement.

     We have examined such records, documents, instruments, and certificates of public officials and of the Trust, made such inquiries of the Trust, and examined such questions of law as we have deemed necessary for the purpose of rendering the opinion set forth herein. We have examined documents relating to the organization of the Trust and the authorization for registration and sale of Shares of each of the Portfolios. We have assumed the genuineness of all signatures and the authenticity of all items submitted to us as originals and the conformity with originals of all items submitted to us as copies.

     Based upon and subject to the foregoing, we are of the opinion that:

     The issuance and sale of the Shares by the Trust have been duly and validly authorized by all appropriate action, and assuming delivery of the Shares by sale or in accord with the Trust's dividend reinvestment plan in accordance with the description set forth in the Registration Statement, as amended, the Shares will be validly issued, fully paid and nonassessable.

February 15, 2002
Page Two

     We consent to the inclusion of this opinion as an exhibit to the Registration Statement.

     In addition, we consent to the use of our name and to the reference to our firm under the heading "Counsel" in the Statement of Additional Information.

                                                Very truly yours,

                                                /s/ Morrison & Foerster LLP
                                                MORRISON & FOERSTER LLP